UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2026
THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3100 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices)    (Zip Code)
Registrant’s telephone number, including area code  (847) 402-2800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALL	New York Stock Exchange NYSE Texas
5.100% Fixed-to-Floating Rate Subordinated Debentures due 2053	ALL.PR.B	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.100% Noncumulative Preferred Stock, Series H	ALL PR H	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 4.750% Noncumulative Preferred Stock, Series I	ALL PR I	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 7.375% Noncumulative Preferred Stock, Series J	ALL PR J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.07.  Submission of Matters to a Vote of Security Holders.
The Registrant’s annual stockholders meeting was held on May 22, 2026 (the "Annual Meeting"). Below are the final vote results of the Annual Meeting.

Proposal 1 - Election of Directors. Eleven directors were elected by a majority of the votes cast for one year terms expiring at the 2027 annual stockholders meeting. The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Donald E. Brown	197,007,825	2,230,273	448,561	27,212,886
Kermit R. Crawford	189,953,847	9,288,025	444,787	27,212,886
Richard T. Hume	198,286,984	954,525	445,150	27,212,886
Margaret M. Keane	198,345,111	919,101	422,447	27,212,886
Siddharth N. Mehta	188,399,053	10,843,910	443,696	27,212,886
Maria R. Morris	196,746,545	2,518,091	422,023	27,212,886
Jacques P. Perold	196,700,240	2,545,914	440,505	27,212,886
Andrea Redmond	182,146,603	17,111,845	428,211	27,212,886
Perry M. Traquina	195,700,177	3,532,362	454,120	27,212,886
Monica J. Turner	197,135,113	2,135,023	416,523	27,212,886
Thomas J. Wilson	185,824,810	13,443,098	418,751	27,212,886

Proposal 2 – Say-on-Pay: Advisory Vote on the Compensation of the Named Executives. The proposal on the advisory resolution to approve the compensation of the named executives received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
184,195,465	14,436,510	1,054,684	27,212,886

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accountant. The proposal on ratification of the appointment of Deloitte & Touche LLP as Registrant's independent registered public accountant for 2026 received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain
208,191,112	18,259,574	448,859

Proposal 4 – Shareholder Proposal. The shareholder proposal requesting a report on the use of ESG and DEI metrics in executive compensation did not receive the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows

For	Against	Abstain	Broker Non-Votes
2,536,478	194,938,947	2,211,234	27,212,886

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION (Registrant)

	By:	/s/ Julie Cho
	Name:	Julie Cho
	Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date: May 27, 2026